EXHIBIT 23.1

               Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No.33-4325) and Registration Statement on Form S-3 (No.33-54657) of our report dated February 24,1995 appearing in this filing of Coca-Cola Bottling Co. Consolidated's annual report on Form 10-K for the fiscal year ended January 1, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.


Price Waterhouse LLP

Charlotte, North Carolina
March 31, 1995